Exhibit 10.1

LOCK-UP AGREEMENT

, 2025

Health In Tech, Inc.

701 S. Colorado Ave, Suite 1

Stuart, FL 34994

Re: Health In Tech, Inc.

Ladies and Gentlemen:

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, a holder of Class A common stock, par value $0.001 per share (the “Common Stock”), or rights to acquire shares of Common Stock (the “Shares”), of Health In Tech, Inc., a company incorporated under the laws of the State of Nevada (the “Company”), hereby agrees, for the benefit of the Company, that without the prior written consent of the Company, the undersigned will not, during the period commencing on the date hereof and continuing until June 20, 2026 (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option, or purchase any put option with respect to, pledge, encumber, assign, borrow, or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative, or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash, or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, any warrant to purchase Shares, or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date hereof or acquired by the undersigned during the Lock-Up Period.

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the open market, (b) bona fide gifts, sales, charitable contributions, or other dispositions of shares of any class of the Company’s capital stock; provided, that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto and (ii) the undersigned notifies the Company at least two (2) business days prior to the proposed transfer or disposition, (c) the exercise of warrants, the conversion of convertible securities or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof (including any exercise effected by the delivery of shares of Common Stock held by the undersigned); provided, that the restrictions of this Lock-Up Agreement shall apply to shares of Common Stock issued upon such exercise or conversion, (d) the establishment of any contract, instruction, or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, (e) transfers of Common Stock to any beneficiary of the undersigned or any trust, limited liability company, partnership, or corporation for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, that the transferee agrees to be bound by the terms of this Lock-Up Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee were a party hereto, or (f) withholdings by, or transfers, sales or other dispositions of Common Stock to, the Company or its affiliates in connection with the “net” or “cashless” exercise of, or to satisfy the withholding tax obligations (including estimated taxes) of the undersigned in connection with the “net” or “cashless” exercise or vesting of, Common Stock, profits interests, restricted stock, restricted stock units, profits units, or other equity-based awards; provided, that it shall be a condition to any transaction pursuant to clauses (a), (b), (e), or (f) above that each party (transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing with the Commission or public announcement of the transaction prior to the expiration of the Lock-up Period (other than a filing on Form 5 made when required). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid, and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement as of the date first written above.

Very truly yours,

Signature:
Name (print);
Title (if applicable): ___________________
Entity (if applicable):

Number of Securities

Common Stock:

Options: _____________________________
Warrants:
Other Convertible Securities: _______________

Signature Page to Lock-Up Agreement